UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

LoanCore Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	47-2862394
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

55 Railroad Avenue, Suite 100
Greenwich, Connecticut	06830
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Shares of Common Stock,	New York Stock Exchange, LLC
$0.01 par value per share

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-204154 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

A description of the registrant’s shares of common stock, $0.01 par value per share, is set forth under the caption “Description of Capital Stock” in the registrant’s registration statement on Form S-11 (File No. 333-204154) as initially filed with the Securities and Exchange Commission on May 14, 2015 as thereafter amended (the “Registration Statement”), which is incorporated herein by reference. The form of prospectus that constitutes part of the Registration Statement and is filed by the registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed incorporated herein by reference.

Item 2. Exhibits.

Not applicable.

2

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Greenwich, State of Connecticut, on June 26, 2015.

LoanCore Realty Trust, Inc.

By:	/s/	Jordan Bock
Name:		Jordan Bock
Title:		Chief Investment Officer

3